SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  February 4, 2004


                            NewPower Holdings, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

 Delaware                          1-16157                          52-2208601
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(State or Other Jurisdiction      (Commission                     (IRS Employer
of Incorporation)                File Number)               Identification No.)


93 Cherry Street, New Canaan, CT                             06480
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(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code: (203) 966-2880




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Item 5. Other Events.

     As previously reported, on August 15, 2003, the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division (the "Bankruptcy Court") confirmed the Second Amended Chapter 11 Plan (the "Plan") with respect to NewPower Holdings, Inc. (the "Company") and TNPC Holdings, Inc. ("TNPC"), a wholly owned subsidiary of the Company. As previously reported, on February 28, 2003, the Bankruptcy Court previously confirmed the Plan, and the Plan has been effective as of March 11, 2003, with respect to The New Power Company, a wholly owned subsidiary of the Company. The Plan became effective on October 9, 2003 with respect to the Company and TNPC.

     On February 4, 2004, the Company filed a motion (the "Motion") with the Bankruptcy Court seeking authorization and approval of a settlement agreement resolving certain claims against its former directors in consolidated actions pending in the United States District Court for the Southern District of New York (the "District Court") and purported class proofs of claim against the Company pending in the Bankruptcy Court. As previously disclosed, the plaintiffs and claimants agreed to resolve all such claims against the Company and its former directors in exchange for a payment of $26 million, of which $24.5 million will be paid by insurance providers and $1.5 million will be paid by the Company. The settlement agreement is subject to approval by the District Court and the Bankruptcy Court. On December 24, 2003, the District Court granted preliminary approval of the settlement agreement.

     In the Motion, the Company currently estimates that after the payments contemplated to be made by the Company in respect of the settlement agreement, it will have approximately $85 million available for distribution to holders of allowed claims and interests in Classes 9 (Common Stock), 10 (Options) and 11 (Warrants) and to any remaining holders of allowed claims in Class 8 (Securities Claims), which will be paid in accordance with the terms of the Plan. To the extent that the settlement agreement is approved by the District Court and the Bankruptcy Court and becomes effective, and, as requested by the Company, the Bankruptcy Court disallows in full certain Class 8 claims filed by each of the underwriters from the Company's initial public offering and certain former officers and directors of the Company, the Company currently does not anticipate making any distributions on account of any Class 8 claims.

     The foregoing paragraph is qualified in its entirety to the full text of the Plan, as previously disclosed.

     The Company filed its monthly operating report for the period of November 30 - December 31, 2003 (the "December Monthly Operating Report") with the Bankruptcy Court on February 6, 2004. A copy of the December Monthly Operating Report is attached to this report as Exhibit 99.1 and incorporated in this report by reference.*

     THE DECEMBER MONTHLY OPERATING REPORT CONTAINS INFORMATION THAT HAS NOT BEEN AUDITED OR REVIEWED BY INDEPENDENT ACCOUNTANTS,

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HAS NOT BEEN PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING
PRINCIPLES, AND MAY BE SUBJECT TO FUTURE RECONCILIATION AND ADJUSTMENTS.

     The Company cautions readers not to place undue reliance upon the information contained in the December Monthly Operating Report, which contains unaudited information, and is in a format prescribed by the applicable bankruptcy laws. There can be no assurance that the December Monthly Operating Report is complete. The December Monthly Operating Report also contains information for periods which may be shorter or otherwise different from those contained in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended.

*Certain attachments to the December Monthly Operating Report are not included as part of Exhibit 99.1, but are available at the office of the U.S. Trustee and the Bankruptcy Court. In addition, the Company undertakes to furnish a copy of any such omitted attachment to the Commission upon its request.

Cautionary Statement

     The disclosure in this Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties and may differ materially from actual future events or results. Although we believe that our expectations and beliefs are based on reasonable assumptions, we can give no assurance that our goals will be achieved. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibit No. Description.

     99.1 Monthly Operating Report for the period November 30-
          December 31, 2003.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: February 6, 2004


                            NEWPOWER HOLDINGS, INC.


                       By:  /s/ M. Patricia Foster
                            ----------------------------
                            Name:    M. Patricia Foster
                            Title:   President & Co-Chief Executive
                                     Officer


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                                 EXHIBIT INDEX

                    The following exhibit is filed herewith:


Exhibit No.                              Description
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99.1   Monthly Operating Report for the period November 30- December 31, 2003.


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